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                                                                    EXHIBIT 10.6



                          ADDITIONAL COLLATERAL RIDER


This Additional Collateral Rider (this "Rider") is part of that certain Master Lease Agreement dated as of September 22, 2000, as amended by Amendment No. 1 dated as of September 28, 2000, and all Equipment Schedules and Summary Schedules thereto (collectively, the "Contract") by and between Comdisco, Inc. and NEOTHERAPEUTICS, INC. (the "Lessee") which Contract was assigned to GENERAL ELECTRIC CAPITAL CORPORATION (the "Lessor") on or about May 31, 2002. Unless otherwise defined herein, all capitalized terms used in this Rider have the meanings set forth in the Contract.

Under the Contract, the Lessee must maintain cash or equivalents of not less than $5,000,000.00. The Lessee is in default of this covenant as of June 30, 2002. Therefore, after negotiations between the Lessor and Lessee, it is agreed that Lessor shall waive its right to any remedies or actions that Lessor is or may be entitled to under the Contract due to this default, and no Event of Default shall be deemed to have occurred as a result of such default, in consideration of Lessee's granting of a lien on corporate assets as provided for herein.

1. As security for the full and faithful performance by Lessee of all of the obligations of Lessee to Lessor now or hereafter in existence, Lessee does hereby grant to Lessor a security interest in all of Lessee's right, title and interest in and to the following (all hereinafter collectively called, the "Additional Collateral"):

- All Equipment (as defined in the Uniform Commercial Code) now or hereafter owned and wherever located, including but not limited to all laboratory, scientific, computer, test and production equipment, all molds and tooling, all office furniture and office equipment and all proceeds thereof, including insurance proceeds.

- All Accounts (as defined in the Uniform Commercial Code) now or hereafter owned and wherever located, including but not limited to all accounts receivable, and all proceeds thereof and therefrom.

         Additional Collateral does not include any Intellectual Property owned or licensed by Lessee, including but not limited to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes.

2. In the event of a default by Lessee under the Contract or under any other obligation to Lessor, Lessor shall have all of the rights and remedies of a Lessor under the Uniform Commercial Code with respect to the Additional Collateral in addition to any other rights which it may have under the Contract. Lessee shall have the same obligations with respect to the portion of the Additional Collateral constituting Equipment as it has under the Contract with respect to the Equipment, as defined in the Contract, financed under the Contract, including but not limited to the restrictions on moving, transferring, encumbering or giving up possession of, and the obligation to insure, such Additional Collateral constituting Equipment.

3. Lessor agrees to release its security interest in the Additional Collateral upon Lessee maintaining an Unrestricted Cash position equal to the greater of 1) $5,000,000.00 or 2) the sum of the last three months net income (loss) plus non-cash charges multiplied by three, for three consecutive quarters, or upon full payment of Lessee's obligations under the Contract. Unrestricted Cash shall be defined for purposes of this Rider as cash on hand, including marketable securities with maturities of less than fourteen (14) months, less cash pledged to other parties. It shall be an additional Event of Default under the Contract if Lessee fails to maintain the above minimum Unrestricted Cash position.

4. Lessor is not withholding the Lessee's right to sell Equipment that is part of the Additional Collateral.

5. The Lessee may make early payment, partial or in full, of its obligation under the Contract. All payments will be calculated and paid pursuant to the terms and conditions of the Contract.

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6. This Rider shall run to the benefit of Lessor's successors and assigns.
Except as expressly modified hereby, all of the terms and provisions of the Contract shall remain in full force and effect.

7. This Rider may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties have executed this Rider this 13th day of September, 2002.

GENERAL ELECTRIC CAPITAL
CORPORATION                              NEOTHERAPEUTICS, INC.

BY: /s/Diane Hernandez                   BY: /s/Rajesh C. Shrotriya
    -----------------------------------      -----------------------------------

TITLE:  Vice President                   TITLE:  Chairman and Chief Executive
        -------------------------------          Officer
                                                 -------------------------------